EXHIBIT 23
INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43764 of Cox Communications, Inc. on Form S-8 of our report dated March 22, 2002, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. 2000 Employee Stock Purchase Plan for the year ended December 31, 2001.

/s/    Deloitte & Touche LLP

Atlanta, Georgia
March 29, 2002